CLEAN POWER TECHNOLOGIES INC.

(formerly Sphere of Language)

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2006

(Stated in US Dollars)

(Unaudited)

CLEAN POWER TECHNOLOGIES INC.

(formerly Sphere of Language)

PRO FORMA CONSOLIDATED BALANCE SHEET

May 31, 2006

(Stated in US Dollars)

(Unaudited)

	Clean Power	Clean Energy	(Note 5)		Pro Forma
	Technologies	and Power	Pro Forma		Consolidated
ASSETS	Inc.	Solutions Inc.	Adjustments		Balance

Current
Cash	$ 66,115	$ 25,053	$ -		$ 91,168
Amounts receivable	-	49,592	-		49,592
Prepaid expenses	-	80,903	-		80,903

Total current assets	66,115	155,548	-		221,663

Plant and equipment	-	137,231	-		137,231

	$ 66,115	$ 292,779	$ -		$ 358,894

LIABILITIES

Current
Accounts payable and accrued liabilities	$ 2,865	$ 15,907	$ -		$ 18,772
Loans payable	1,249	425,303	(1,249)	(e)	425,303

	4,114	441,210	(1,249)		444,075

STOCKHOLDERS’ EQUITY

Common stock	14,680	30,766	30,766	(a)	45,446
			(14,680)	(b)
			(16,086)	(d)
Additional paid-in capital	91,320	3,514	(30,766)	(a)	52,084
			(91,320)	(b)
			106,000	(b)
			(42,749)	(c)
			16,086	(d)
			(1)	(e)
Accumulated other comprehensive loss	-	(5,249)	-		(5,249)
Deficit during the development stage	(43,999)	(177,462)	42,749	(c)	(177,462)
			1,250	(e)

Total Stockholders’ Equity	62,001	(148,431)	-		(85,181)

Total Liabilities and Stockholders’ Equity	$ 66,115	$ 292,779	$ -		$ 358,894

SEE ACCOMPANYING NOTES

CLEAN POWER TECHNOLOGIES INC.

(formerly Sphere of Language)

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the period ended May 31, 2006

(Stated in US Dollars)

(Unaudited)

	Nine Months	Inception
	Ended	(March 14, 2006)
	May 31, 2006	to July 31, 2006
	Clean Power	Clean Energy	(Note 5)		Pro forma
	Technologies	and Power	Pro-forma		Consolidated
	Inc.	Solutions Inc.	Adjustments		Total

Revenue	$ -	$ -	$ -		$ -

Expenses
Accounting and audit fees	9,595	4,666	-		14,261
Depreciation	-	5,731	-		5,731
Interest	-	3,514	-		3,514
Investor relations	475	-	-		475
Legal fees	3,365	7,457	-		10,822
Office and administration	453	12,629	-		13,082
Organizational costs	1,250	1,250	(1,250)	(e)	1,250
Rent	-	1,340	-		1,340
Research and development	-	60,866	-		60,866
Transfer agent and filing fees	2,137	-	-		2,137
Travel	-	7,223	-		7,223
Wages	-	72,786	-		72,786

Net loss for the period	(17,275)	(177,462)	1,250		(193,487)

Other comprehensive loss
Foreign currency translation adjustment	-	(5,249)	-		(5,249)

Comprehensive loss	$ (17,275)	$ (182,711)	$ 1,250		$ (198,736)

Basic and diluted loss per share	$ (0.00)	$ (0.01)	$ 0.00		$ (0.00)

Weighted average shares outstanding – basic and diluted	14,680,000	24,501,657	14,680,000		45,445,377

SEE ACCOMPANYING NOTES

CLEAN POWER TECHNOLOGIES INC.

(formerly Sphere of Language)

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2006

(Stated in US Dollars)

(Unaudited)

Note 1

Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statements of operations give effect to the acquisition of Clean Energy and Power Solutions Inc. by Clean Power Technologies Inc. on July 10, 2006.

The unaudited pro forma consolidated financial statements of Clean Power Technologies Inc.  included herein have been compiled by management of Clean Power Technologies Inc. in accordance with the accounting principles generally accepted in the United States of America.  They have been prepared from information derived from the May 31, 2006 financial statements of Clean Power Technologies Inc. and the July 31, 2006 financial statements of Clean Energy and Power Solutions Inc., together with other information available to the corporations.  In the opinion of management of Clean Power Technologies Inc., these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of Clean Energy and Power Solutions Inc. by Clean Power Technologies Inc. as described below.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Clean Power Technologies Inc. and Clean Energy and Power Solutions Inc. referred to above and included elsewhere in this 8-K.  The pro forma consolidated balance sheet gives effect to the acquisition of Clean Energy and Power Solutions Inc. as if it had occurred on May 31, 2006.  The unaudited pro forma consolidated statements of operations gives effect to the acquisition of Clean Energy and Power Solutions Inc. as if it had occurred at the start of the fiscal periods beginning on September 1, 2005 for Clean Power Technologies Inc. and March 14, 2006 for Clean Energy and Power Solutions Inc. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Note 2

Clean Energy and Power Solutions Inc.

Clean Energy and Power Solutions Inc. is a company incorporated in the State of Nevada.  The financial statements of Clean Energy and Power Solutions Inc. were prepared in accordance with generally accepted accounting principles in the United States of America, and include the operations of Clean Energy and Power Solutions Inc.’s wholly owned subsidiary, a company operating in the United Kingdom.

Note 3

Acquisition of Clean Energy and Power Solutions Inc.

By agreement dated May 22, 2006, Clean Power Technologies Inc. agreed to issue 30,765,377 common shares for all the issued and outstanding common shares of Clean Power Technologies Inc. (“CPTI”), a privately held company, incorporated on March 14, 2006 in the State of Nevada, developing a project for a gas/steam or diesel/steam hybrid technology.  CPTI incorporated a wholly-owned subsidiary, Clean Power Technologies Limited, (“CPTL-UK”) a company based in Great Britain, to carry on all its research and development.  CPTI and Clean Energy and Power Solutions Inc. merged on June 20, 2006 with Clean Energy and Power Solutions Inc. being the surviving entity.

On July 10, 2006, Clean Energy and Power Solutions Inc. became a wholly owned subsidiary of Clean Power Technologies Inc., a publicly traded Nevada corporation.  The business combination will be accounted for as a reverse acquisition, with Clean Energy and Power Solutions Inc. being treated as the accounting acquirer.

The carrying values of the assets and liabilities of Clean Power Technologies Inc. as presented in the May 31, 2006 historical financial statements approximate their fair values.

The net assets of Clean Power Technologies Inc. acquired are as follows:

Cash	$ 66,115
Liabilities	(2,865)

$ 63,250

Note 4

Share Capital

			Additional
	Common shares		Paid-in
	Number	Par value	Capital

Clean Energy and Power Solutions Inc. balance, May 31, 2006	30,765,377	$ 30,766	$ 3,514
Clean Energy and Power Solutions Inc. common shares prior to acquisition	(30,765,377)	(30,766)	30,766
Clean Power Technologies Inc. common shares prior to acquisition	14,680,000	14,680	(14,680)
Common shares issued pursuant to share exchange agreement	30,765,377	30,766	32,484

Pro forma, May 31, 2006	45,445,377	$ 45,446	$ 52,084

Note 5

Pro Forma Adjustments

The unaudited pro forma consolidated financial statements include the following pro forma adjustments.

a)

To record the issuance of 30,765,377 common shares of Clean Power Technologies Inc. to acquire 100% of the issued and outstanding shares of Clean Energy and Power Solutions Inc.

a)

To eliminate capital stock and paid-in capital of Clean Power Technologies Inc. against paid-in capital.

b)

To eliminate deficit of Clean Power Technologies Inc. against paid-in capital.

c)

To adjust par value of outstanding common shares of Clean Power Technologies Inc. to actual.

e)

To eliminate the account balances for Clean Energy and Power Solutions Inc. included in the financial statements for Clean Power Technologies Inc. for the nine months ended May 31, 2006.

Note 6

Pro-forma Loss Per Share

Pro-forma loss per share has been calculated using the historical weighted average number of shares previously reported as if the pro-forma common shares of Clean Power Technologies Inc. issued pursuant to the acquisition have been outstanding since the beginning of the periods.